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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 16, 2004 in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of AMH Holdings, Inc. for the registration of $446,000,000 of 11 1/4% Senior Discount Notes due 2012.


/s/ Ernst & Young LLP


Cleveland, Ohio
September 17, 2004